UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events
On February 25, 2026, FS Bancorp, Inc., (“FS Bancorp”) entered into a definitive agreement (the “Agreement”) with Pacific West Bancorp, an Oregon corporation (“Pacific West”), pursuant to which Pacific West will be merged with and into FS Bancorp (the “Merger”), and immediately thereafter Pacific West’s bank subsidiary, Pacific West Bank, will be merged with and into the FS Bancorp’s subsidiary bank, 1st Security Bank of Washington.
Under terms of the Agreement, the aggregate consideration will consist of 430,176 shares of FS Bancorp common stock and $16,832,742 in cash. Pacific West shareholders will have the right to elect shares of FS Bancorp common stock or cash, subject to proration as provided in the Agreement. Based on the closing price of FS Bancorp common stock of $41.26 on February 25, 2026, the consideration value for Pacific West was $34.6 million, or approximately $12.52 per share. Upon completion of the merger, Pacific West shareholders would hold, in aggregate, approximately 5.4% of FS Bancorp’s outstanding common stock.
The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Agreement by the shareholders of Pacific West, and is expected to be completed in the third quarter of 2026.
Forward-Looking Statements
This press release contains forward-looking statements regarding FS Bancorp, Pacific West, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of FS Bancorp, Pacific West and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by FS Bancorp and Pacific West with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of Pacific West may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. FS Bancorp and Pacific West undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.
Additional Information
FS Bancorp will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pacific West that also constitutes a prospectus of FS Bancorp, which will be sent to the shareholders of Pacific West. Pacific West shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about FS Bancorp, Pacific West and the proposed transaction. When filed, this document and other documents relating to the merger filed by FS Bancorp can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing FS Bancorp’s website at www.fsbwa.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from FS Bancorp upon written request to FS Bancorp, Inc., Attn: Investor Relations, 6920 220th Street SW, Mountlake Terrace, Washington 98043 or by calling (425) 771-5299.
Participants In This Transaction
FS Bancorp, Pacific West and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pacific West shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of FS Bancorp may be found in the definitive proxy statement of FS Bancorp filed with the SEC by FS Bancorp on April 7, 2025. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Pacific West will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Joint Press Release dated February 25, 2026
99.2	Investor Presentation Material
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2026	FS BANCORP, INC.

/s/ Phil Whittington
Phil Whittington
Chief Financial Officer